Exhibit 99.1

Codexis Reports First Quarter 2024 Financial Results

Q1 Total Revenue Up 32% Year-over-year, Including Product Revenue Up 14%; Company Reiterates 2024 Financial Guidance

First Substantial Order for dsRNA Ligase Received from Large Pharma Customer

Company is in Final Stages of Enzymatically Synthesizing a Full-Length Oligonucleotide with ECO Synthesis™ Manufacturing Platform and will Provide Update at TIDES USA Meeting

REDWOOD CITY, Calif., May 2, 2024 -- Codexis, Inc. (NASDAQ: CDXS), a leading enzyme engineering company, today announced financial results for the first quarter ended March 31, 2024, and provided a business update.

“We are off to a strong start this year with our first quarter financial results, and we are on track to deliver full year product revenue growth of at least ten percent. We have also added flexibility to our projected cash runway through our debt financing deal with Innovatus. In addition to these positive financial indicators, we recently secured our first large pharma order for an engineered double-stranded RNA ligase. Together, these transactions have further strengthened our path to positive cash flow,” said Stephen Dilly, MBBS, PhD, Chief Executive Officer of Codexis. “We are in the final stages of enzymatically synthesizing a full-length oligonucleotide and expect to achieve this historic result by TIDES USA later this month. We are already receiving significant meeting interest from potential customers and partners to discuss enzymatic synthesis, and our dsRNA ligase is in early access customer testing with a host of other prospective customers. Finally, we remain on track to engage multiple early access customers for the ECO Synthesis™ platform in the second half of this year.”

First Quarter and Recent Business Highlights

•In March 2024, the Company received a low-to-mid-single-digit million-dollar order for its double-stranded RNA (dsRNA) ligase from a top tier pharmaceutical company. This significant transaction reinforces the increasing need from customers to enzymatically join separate RNA fragments via a ligation step.

•In February 2024, Codexis announced it had entered into a loan facility agreement with an affiliate of Innovatus Capital Partners, LLC, for up to $40 million. The non-dilutive capital reinforces the strength of Codexis’ cash position, provides additional flexibility on the Company’s projected cash runway and enables the accelerated development of certain elements of the ECO Synthesis™ manufacturing platform, including the planned build-out of an ECO Synthesis™ Innovation Lab.

•In February 2024, the Company announced it had entered into an exclusive, global license agreement with Roche Sequencing Solutions, Inc. for Codexis’ newly engineered dsDNA ligase. Under the terms of the agreement, Codexis is eligible to receive a total of mid-single digit million dollars in upfront and technical milestone payments.

•In April 2024, Codexis completed an asset purchase agreement to sell its Homocystinuria (HCU) and Maple Syrup Urine Disease (MSUD) compounds. Codexis is eligible to receive development milestone payments and future royalties on net sales.

•Three leading experts in oligonucleotide research, development and commercialization have joined Codexis’ Strategic Advisory Board (SAB) since the first of the year. Masad Damha, PhD, Distinguished James McGill Professor at McGill University; Jim Lalonde, PhD, biotechnology consultant for start-up
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companies in enzyme engineering and former Senior Vice President of Research and Development at Codexis; and Carole Cobb, MBA, biotechnology consultant and former Chief Operating Officer at GreenLight Biosciences, will collaborate with inaugural external member John Maraganore, PhD, Founder and Former Chief Executive Officer at Alnylam Pharmaceuticals. The SAB held its first meeting at the end of April.

Upcoming Milestones

•Codexis is finalizing the enzymatic synthesis of a full-length oligonucleotide with its ECO Synthesis™ manufacturing platform, which it expects to complete and present at the TIDES USA annual meeting being held May 14-17, 2024, in Boston.

•The Company continues to build upon its capability in dsRNA ligation with the launch of its ligase screening service at the TIDES USA meeting and the anticipated launch of its ligase kits in the second half of 2024. As part of Codexis’ initial market entry into the RNAi therapeutics space, the dsRNA ligase program is designed to augment and improve traditional phosphoramidite chemistry by stitching together small, manufactured strands of RNA. In addition to enabling the more efficient use of existing chemical synthesis with the potential to reduce overall costs, the dsRNA ligase provides an opportunity to educate potential customers on the benefits of incorporating enzymatic solutions as a complement to their current manufacturing processes.

•Codexis expects to substantially complete the build-out of its ECO Synthesis™ Innovation Lab by the end of 2024. In addition to providing a strong basis for partnering discussions and early access customer shared development programs, this facility will enable Codexis to demonstrate its RNA ligation capabilities and test new nucleotide modifications and conjugation modalities; develop tech transfer protocols and ensure flexibility with a small-scale footprint; and allow the Company to model scalability into full-scale GMP manufacturing.

•Early access customer testing of the full ECO Synthesis™ manufacturing platform remains on track to begin in the second half of 2024. Customer feedback will provide valuable insights and the Company expects it to lead to potential commercial licensing opportunities in the second half of 2025, ahead of an anticipated full commercial launch of the platform in 2026.

First Quarter 2024 Financial Highlights

•Total revenues increased by 32% to $17.1 million for first quarter 2024 compared to $13.0 million in first quarter 2023.

•Product revenues increased by 14% to $9.6 million for first quarter 2024 compared to $8.4 million in first quarter 2023.

•R&D revenues for first quarter 2024 were $7.5 million compared to $4.6 million in first quarter 2023; the increase was primarily due to the recognition of $6.0 million related to the agreement with Roche for an exclusive, global license for the Company’s newly engineered double-stranded DNA ligase. First quarter 2023 R&D revenues included $3.5 million related to Biotherapeutics programs that the Company previously announced it was discontinuing.

•Product gross margin was 49% for first quarter 2024 compared to 46% in first quarter 2023. The improvement in gross margin was largely due to variability in the product mix.

•R&D expenses for first quarter 2024 were $11.2 million compared to $16.7 million in first quarter 2023; the decrease was primarily driven by a decrease in costs associated with lower headcount, a decrease in outside services related to Chemistry, Manufacturing and Controls and regulatory expenses, a decrease in lease costs due to the assignment of the Company’s San Carlos facility lease during the fourth quarter of 2023 and lower lab supply costs.

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•Selling, General & Administrative expenses for first quarter 2024 were $12.9 million compared to $15.4 million in first quarter 2023; the decrease was primarily due to a decrease in costs associated with lower headcount, a decrease in consulting and outside services and lower marketing and advertising costs, partially offset by higher non-cash stock-based compensation expense.

•The net loss for first quarter 2024 was $11.5 million, or $0.16 per share, compared to a net loss of $22.6 million, or $0.34 per share, for first quarter 2023.
•As of March 31, 2024, the Company had $85.5 million in cash, cash equivalents and investments. Codexis expects its existing cash, cash equivalents and investments will be sufficient to fund its planned operations through positive cash flow, expected around the end of 2026.

2024 Financial Guidance

Codexis reiterated its 2024 financial guidance issued on February 28, 2024, as follows:

•Product revenues are expected to be in the range of $38 million to $42 million, excluding revenue related to PAXLOVID™.

•R&D revenues are expected to be in the range of $18 million to $22 million.

•Gross margin on product revenue is expected to be in the range of 58% to 63%, excluding revenue related to PAXLOVID™.

Conference Call and Webcast

Codexis will hold a conference call and webcast today beginning at 4:30 p.m. ET. A live webcast and slide presentation to accompany the conference call will be available on the Investors section of the Company website at www.codexis.com/investors. The conference call dial-in numbers are 877-705-2976 for domestic callers and 201-689-8798 for international callers.

A telephone recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-660-6853 for domestic callers or 201-612-7415 for international callers. Please use the passcode 13726635 to access the recording. A webcast replay will be available on the Investors section of the Company website for 90 days, beginning approximately two hours after the completion of the call.

About Codexis

Codexis is a leading enzyme engineering company leveraging its proprietary CodeEvolver® technology platform to discover, develop and enhance novel, high-performance enzymes and other classes of proteins. Codexis enzymes solve for real-world challenges associated with small molecule pharmaceuticals manufacturing and nucleic acid synthesis. The Company is currently developing its proprietary ECO Synthesis™ manufacturing platform to enable the scaled manufacture of RNAi therapeutics through an enzymatic route. Codexis’ unique enzymes can drive improvements such as higher yields, reduced energy usage and waste generation, improved efficiency in manufacturing and greater sensitivity in genomic and diagnostic applications. For more information, visit https://www.codexis.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and
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expectations of management, including but not limited to statements regarding anticipated milestones, including product launches, technical milestones, data releases and public announcements related thereto; whether Codexis will be able to, and the timing of it entering pre-commercial testing of its ECO Synthesis™ manufacturing platform with multiple customers in 2024, entering into initial commercial licensing opportunities in 2025 and the subsequent expected full commercial launch in 2026; whether Codexis will be able to, and the timing of it substantially completing, the build-out of its planned ECO Synthesis™ Innovation Lab; Codexis’ expectations regarding 2024 product revenues, R&D revenues and gross margin on product revenue, as well as its ability to fund planned operations through the end of 2026; Codexis’ ability to achieve positive cash flow around the end of 2026; Codexis’ expectation that its dsRNA ligase kits will launch in the second half of 2024 and the potential of such dsRNA ligase to, among other things, augment and improve traditional phosphoramidite chemistry, enable more efficient use of existing manufacturing infrastructure and reduce overall costs; potential receipt by Codexis of certain milestone payments pursuant to its recent global license agreement with Roche; its asset purchase agreement for Codexis’ HCU and MSUD compounds; the anticipated use of proceeds under Codexis’ new loan facility with Innovatus; the potential of the ECO Synthesis™ manufacturing platform, including its ability to be broadly utilized and to enable commercial-scale manufacture of RNAi therapeutics through an enzymatic route; and expectations regarding future demand for dsRNA. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; if any of its collaborators terminate their development programs under their respective license agreements with Codexis; Codexis may need additional capital in the future in order to expand its business; if Codexis is unable to successfully develop new technology such as its ECO Synthesis™ manufacturing platform and dsRNA ligase; Codexis’ dependence on a limited number of products and customers, and potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; if Codexis is unable to develop and commercialize new products for its target markets; if competitors and potential competitors who have greater resources and experience than Codexis develop products and technologies that make Codexis’ products and technologies obsolete; Codexis’ ability to comply with debt covenants under its loan facility; if Codexis is unable to accurately forecast financial and operational performance; and market and economic conditions may negatively impact Codexis business, financial condition and share price. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 28, 2024 and in Codexis’ Quarterly Report on Form 10-Q filed with the SEC on or about the date hereof, including under the caption “Risk Factors,” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law. Codexis’ results for the quarter ended March 31, 2024, are not necessarily indicative of our operating results for any future periods.

For More Information
Investor Contact
Carrie McKim
(336) 608-9706
ir@codexis.com

Media Contact
Lauren Musto
(650) 421-8205
media@codexis.com

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2024	2023
Revenues:
Product revenue	$9,551	$8,364
Research and development revenue	7,522	4,618
Total revenues	17,073	12,982
Costs and operating expenses:
Cost of product revenue	4,855	4,521
Research and development	11,246	16,655
Selling, general and administrative	12,860	15,399
Restructuring charges	—	72
Total costs and operating expenses	28,961	36,647
Loss from operations	(11,888)	(23,665)
Interest income	909	1,089
Other expense, net	(516)	(25)
Loss before income taxes	(11,495)	(22,601)
Provision for income taxes	10	16
Net loss	$(11,505)	$(22,617)

Net loss per share, basic and diluted	$(0.16)	$(0.34)
Weighted average common stock shares used in computing net loss per share, basic and diluted	69,854	65,931

Codexis, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)
(In Thousands)

	Three Months Ended March 31,
	2024	2023
Net loss	$(11,505)	$(22,617)
Other comprehensive loss:
Unrealized loss on available-for-sale short-term investments, net of tax	(16)	—
Comprehensive loss	$(11,521)	$(22,617)

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$58,046	$65,116
Restricted cash, current	518	519
Short-term investments	27,469	—
Financial assets:
Accounts receivable	6,240	10,036
Contract assets	2,571	815
Unbilled receivables	5,459	9,142
Total financial assets	14,270	19,993
Less: allowances	(65)	(65)
Total financial assets, net	14,205	19,928
Inventories	2,441	2,685
Prepaid expenses and other current assets	5,269	5,218
Total current assets	107,948	93,466
Restricted cash	1,062	1,062
Investment in non-marketable equity securities	9,700	9,700
Right-of-use assets - Operating leases, net	12,364	13,137
Property and equipment, net	14,668	15,487
Goodwill	2,463	2,463
Other non-current assets	1,354	1,246
Total assets	$149,559	$136,561
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,465	$5,947
Accrued compensation	6,502	11,246
Other accrued liabilities	5,374	4,735
Current portion of lease obligations - Operating leases	3,879	3,781
Deferred revenue	9,860	10,121
Total current liabilities	29,080	35,830
Deferred revenue, net of current portion	630	640
Long-term lease obligations - Operating leases	11,232	12,243
Long-term debt	28,102	—
Other long-term liabilities	1,248	1,233
Total liabilities	70,292	49,946

Stockholders' equity:
Common stock	7	7
Additional paid-in capital	588,311	584,138
Accumulated other comprehensive income	(16)	—
Accumulated deficit	(509,035)	(497,530)
Total stockholders' equity	79,267	86,615
Total liabilities and stockholders' equity	$149,559	$136,561

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